                          QUINTILES TRANSNATIONAL CORP.

               $450,000,000 10% SENIOR SUBORDINATED NOTES DUE 2013

                          REGISTRATION RIGHTS AGREEMENT

                                                              New York, New York
                                                              September 25, 2003

Citigroup Global Markets Inc.
   As Representatives of the Initial Purchasers
   named in Schedule I hereto
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Quintiles Transnational Corp., a corporation organized under the laws of the State of North Carolina ("Quintiles"), proposes, among other things, to issue and sell to the several initial purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $450,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2013 (the "Notes") upon the terms set forth in a purchase agreement dated September 12, 2003 (the "Purchase Agreement") relating to the initial placement of the Notes (the "Initial Placement"). The Notes are being issued in connection with the consummation of the merger of Pharma Services Acquisition Corp., a North Carolina corporation ("Acquisition Corp"), with and into Quintiles, as described in the Final Memorandum (as defined herein). The Notes will be guaranteed (the "Guarantees") on an unsecured senior subordinated basis by all of the subsidiaries of Quintiles that are organized in the United States and, as required under the Indenture (as defined herein), any future domestic subsidiaries and any subsidiary that guarantees Quintiles' or any of its domestic subsidiaries' debt (collectively, the "Subsidiary Guarantors"). References herein to the "Securities" refer to the Notes and the Guarantees collectively. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuers (as defined herein) hereby agree with you for your benefit and the benefit of the registered holders from time to time of Securities and Exchange Securities (as defined herein) (including the Initial Purchasers) (each a "Holder" and, together, the "Holders" for as long as such Person holds Securities), as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following respective meanings:

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Affiliate" of, or Person "affiliated" with, any specified Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled by" and "under common control with" shall have meanings correlative to the foregoing.

                  "Agreement" shall have the meaning set forth in the preamble hereto.

                  "Banc One" means Banc One Capital Markets, Inc., an Initial Purchaser named in Schedule I hereto.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Conduct Rules" shall have the meaning set forth in Section 4(t) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer Registration Period" shall mean the up to 90-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                  "Exchange Offer Registration Statement" shall mean a registration statement of the Issuers on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchange Securities" shall mean debt securities of the Issuers identical in all material respects to the Securities (except that the additional interest provisions, the transfer restrictions and the restrictive legends shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

                  "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for Exchange Securities.

                  "Final Memorandum" shall have the meaning set forth in the Purchase Agreement.

                  "Guarantees" shall have the meaning set forth in the preamble hereto.

                  "Holder(s)" shall have the meaning set forth in the preamble hereto.

                  "Indenture" shall mean the Indenture relating to the Securities, to be dated as of the original issuance of the Securities, among the Issuers and Wells Fargo Bank Minnesota, N.A., as trustee, as amended, amended and restated or supplemented from time to time in accordance with the terms thereof.

                  "Initial Placement" shall have the meaning set forth in the preamble hereto.

                  "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

                  "Inspector" shall have the meaning set forth in Section 4(q)(ii).

                  "Issuers" shall mean Quintiles and the Subsidiary Guarantors.

                  "Losses" shall have the meaning set forth in Section 6(d) hereof.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Securities and Exchange Securities, as the case may be, registered under a Registration Statement.

                  "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                  "Notes" shall have the meaning set forth in the preamble hereto.

                  "Person" shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

                  "Quintiles" shall have the meaning set forth in the preamble hereto.

                  "Registered Exchange Offer" shall mean the proposed offer of the Issuers to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer a like aggregate principal amount of Exchange Securities in exchange for the Securities.

                  "Registration Default" shall have the meaning set forth in
Section 3(c).

                  "Registration Default Period" shall have the meaning set forth in Section 3(c).

                  "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

                  "Representatives" shall have the meaning set forth in the preamble hereto.

                  "Securities" shall mean the Notes and the Guarantees.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

                  "Shelf Registration Period" shall have the meaning set forth in Section 3(b)(ii) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers prepared and filed with the Commission pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any successor or similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Subsidiary Guarantors" shall have the meaning set forth in the preamble hereto.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                  "underwriter" shall mean any Person deemed an "underwriter," under the Act, of Securities or Exchange Securities in connection with an offering thereof under a Shelf Registration Statement.

                  2. Registered Exchange Offer. (a) To the extent not prohibited by any applicable law or any applicable interpretation or any applicable policy of the staff of the Commission, (i) the Issuers shall use their reasonable best efforts to prepare and, not later than 180 days following the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer and (ii) the Issuers shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act not later than 270 days following the Closing Date (or if such 270th day is not a Business Day, the next succeeding Business Day).

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder is not an Affiliate of any Issuer, acquires the Exchange Securities in the ordinary course of such Holder's business, is not engaged in and does not intend to engage in and has no arrangements or understandings with any Person to participate in the distribution of the Exchange Securities, is not a broker-dealer tendering Securities directly acquired from any Issuer for its own account and is not prohibited by any law, interpretation or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act and under state securities or blue sky laws.

                  (c) In connection with the Registered Exchange Offer, the Issuers shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (iii) if the Issuers receive notice from an Exchanging Dealer that such Exchanging Dealer holds Securities acquired for the account of such Exchanging Dealer as a result of market making or other trading activities, use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Securities by Exchanging Dealers during the Exchange Offer Registration Period;

                  (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

                  (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last Business Day on which the Registered Exchange Offer is open by sending to the entity specified in the Prospectus, a facsimile or letter setting forth the name of such Holder, the principal amount of the Securities delivered for exchange and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

                  (vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that the Issuers are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co. Incorporated (pub. avail. June 5,
         1991); and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers' information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities; and

                  (vii) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

                  (d) Promptly after the close of the Registered Exchange Offer, the Issuers shall:

                  (i) accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and letter of transmittal, which shall be an exhibit thereto;

                  (ii) deliver to the Trustee for cancellation in accordance with Section 4(r) hereof all Securities so accepted for exchange; and

                  (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Securities equal to the principal amount of the Securities of such Holder so accepted for exchange; provided that in the case of any Securities held in global form by a depository, authentication and delivery to such depository of one or more replacement Securities in global form in an equivalent amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

                  (e) Each Holder, by tendering Securities for exchange for Exchange Securities, acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co. Incorporated (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in Shearman & Sterling (pub. avail. July 2, 1993) and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508 of Regulation S-K, as applicable, under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from any Issuer or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers in writing (which may be contained in the letter of transmittal contemplated by the Registered Exchange Offer) that, at the time of the consummation of the Registered Exchange
Offer:

                  (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

                  (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act; and

                  (iii)    such Holder is not an Affiliate of any Issuer.

                  (f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the written request of such Initial Purchaser, the Issuers shall issue and deliver to such Initial Purchaser or the Person purchasing Exchange Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, or Exchange Securities, as the case may be, a like principal amount of the Securities (the "Private Exchange Securities") of Quintiles that are identical in all material respects to the Exchange Securities except for the placement of a restrictive legal legend on such Private Exchange Securities. The Issuers shall use their respective reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Private Exchange Securities as for Exchange Securities issued pursuant to the Registered Exchange Offer.

                  3. Shelf Registration. (a) If (i) Banc One notifies Quintiles in writing that it reasonably believes it or any of its affiliates is required by applicable law or the Commission's policy to deliver a Prospectus in connection with market-making resales of the Securities; (ii) due to any change in law, applicable interpretations thereof or changes in policy by the Commission's staff, the Issuers determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (iii) for any other reason the Exchange Offer Registration Statement is not declared effective within 270 days, or the Registered Exchange Offer is not consummated within 300 days, after the Issue Date; or (iv) prior to the 20th day following consummation of the Registered Exchange Offer the Company receives written notice that (A) any Initial Purchaser so requests with respect to Securities (or Private Exchange Securities) that are not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (B) any Holder (other than an Initial Purchaser or Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer; or (C) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires Private Exchange Securities pursuant to
Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable Exchange Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and 508 of Regulation S-K, as applicable, under the Act in connection with sales of Exchange Securities acquired in exchange for such Securities shall result in such Exchange Securities being not "freely tradeable"; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not "freely tradeable"), the Issuers shall effect a Shelf Registration Statement in accordance with Section 3(b) hereof. For all purposes of this Agreement, the obligation to have a Shelf Registration Statement declared effective under
Section 3(a)(iv) shall be deemed to arise as set forth in Section 3(b)(i). The obligation to file a Shelf Registration Statement under Section 3(a)(iv) shall be deemed to arise on the later of the 180th day after the Issue Date or the day the Company receives notice relating to a
Section 3(a)(iv) Shelf Registration Statement.

                  (b) (i) The Issuers shall as promptly as reasonably practicable (but in no event more than 30 days after so required or requested pursuant to Section 3(a)(i), (ii) or (iii) and no later than the later of the 60th day after so required pursuant to Section 3(a)(iv) or the 180th day after the Issue Date), file with the Commission, and thereafter shall use their respective reasonable best efforts to cause to be declared effective under the Act (within 180 days after so required or requested pursuant to Section 3(a)(i), (ii) or (iii) or within 60 days of the filing date of a Shelf Registration Statement required or requested pursuant to Section 3(a)(iv)), a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by a majority of such Holders and set forth in such Shelf Registration Statement; provided, however, that nothing in this Section 3(b) shall require the filing of a Shelf Registration Statement prior to the deadline for filing the Exchange Offer Registration Statement set forth in Section 2(a); provided, further, that a Shelf Registration Statement requested pursuant to Section 3(a)(i) shall be declared effective no later than the first business day following the consummation of the Registered Exchange Offer; provided, further, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that with respect to Exchange Securities or Private Exchange Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Items 507 and 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (ii) The Issuers shall use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the original issuance date of the Securities or such shorter period that will terminate when all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (in any such case, such period being called the "Shelf Registration Period"); provided, however, upon notice from Banc One pursuant to Section 3(a)(i) hereof, on or prior to the date specified for such filings in this Agreement such Shelf Registration Period shall be extended for the purpose of covering resales of the Securities, Private Exchange Securities or Exchange Securities by Banc One until such time as Banc One shall have notified Quintiles that neither it nor any of its Affiliates is required by applicable law or the Commission's policy to deliver a Prospectus in connection with any resale of Securities, Exchange Securities or Private Exchange Securities. The Company shall be deemed not to have used its reasonable best efforts to keep a Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to use such Shelf Registration Statement to offer and sell such Securities covered by such Shelf Registration Statement at any time during the Shelf Registration Period, unless such action is (x) required by the Commission, applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

                  (c)      In the event that:

                  (i) within 180 days after the Issue Date, neither the Exchange Offer Registration Statement nor, if required to be filed pursuant to Section 3(a)(i), (ii) or (iii) above, any Shelf Registration Statement has been filed with the Commission;

                  (ii) within 30 days after a Shelf Registration Statement is required to be filed pursuant to Section 3(a)(i), (ii) or (iii), so long as such 30th day is a day after the 180th day following the Issue Date, the Shelf Registration Statement has not been filed with Commission;

                  (iii) within 270 days after the Issue Date, the Exchange Offer Registration Statement has not been declared effective as required by Section 2(a);

                  (iv) within 300 days after the Issue Date, neither the Exchange Offer has been consummated nor, if required to be filed pursuant to Section 3(a)(i), (ii) or (iii) above, the Shelf Registration Statement has been declared effective;

                  (v) within 60 days of the day on which the obligation to file a Shelf Registration Statement arises pursuant solely to Section 3(a)(iv) above, the Issuers fail to file such Shelf Registration Statement with the Commission;

                  (vi) within 60 days of the day on which the obligation to have a Shelf Registration Statement declared effective arises pursuant solely to Section 3(a)(iv) above, such Shelf Registration Statement has not been declared effective; or

                  (vii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or fails to be usable in connection with resales of Securities or Exchange Securities in accordance with and during the periods specified in this Agreement, other than as permitted pursuant to Section 3(b)(ii) and Section 4(k)(ii).

(each such event a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, additional interest will accrue on the aggregate principal amount solely those Securities and Exchange Securities subject to such Registration Default (in addition to the stated interest on the Securities and Exchange Securities) from and including the date on which any such Registration Default shall occur to, but excluding the date that is the earlier of (1) the date on which all Registration Defaults applicable to the subject Securities and Exchange Securities have been cured or
(2) the date on which all the Securities and Exchange Securities otherwise become freely transferable by Holders other than Affiliates of the Issuers without further registration under the Act. Additional interest will accrue at an initial rate of 0.25% per annum, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of additional interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default. Notwithstanding the foregoing, the amount of additional interest payable shall not increase because more than one Registration Default has occurred and is pending.

                  4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a)      the Issuers shall:

                           (i) furnish to each of you or your counsel, not less than three Business Days prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (and upon written request, all documents incorporated by reference therein after the initial filing) and shall use their reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose within a reasonable time prior to such filing;

                           (ii)     in the case of an Exchange Offer
                  Registration Statement, to the extent permitted by the Act, include the information in substantially the form set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in substantially the form set forth in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in substantially the form set forth in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in substantially the form set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

                           (iii)    in the case of a Shelf Registration
                  Statement, subject to clause (n) below, include the names of the Holders that propose to sell Securities or Exchange Securities pursuant to the Shelf Registration Statement as selling security holders and the applicable information required by Items 507 and 508 of Regulation S-K as provided by the Holders.

                  (b)      The Company shall ensure that:

                           (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

                           (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Issuers shall advise you, the Holders of Securities or Exchange Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to any Issuer a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers shall have remedied the basis for such suspension):

                           (i) when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (iv)     of the receipt by any Issuer of any
                  notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that such notice need not identify the reasons for such event that requires such change in the Registration Statement.

                  (d) The Issuers shall use their respective reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Securities therein for sale in any jurisdiction at the earliest possible time.

                  (e) The Issuers shall furnish to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated therein by reference and exhibits thereto (including exhibits incorporated by reference therein).

                  (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Issuers consent to the use (in all cases in accordance with applicable law and subject to compliance with the terms of this Agreement) of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (g) The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated by reference therein, and all exhibits thereto (including exhibits incorporated by reference therein).

                  (h) The Issuers shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Issuers consent to the use (in all cases in accordance with applicable law and subject to compliance with the terms of this Agreement) of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

                  (i) Prior to the Registered Exchange Offer or any other offering of Securities or Exchange Securities pursuant to any Registration Statement, the Issuers shall arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall any Issuer be obligated (i) to qualify to do business in any jurisdiction where it is not then so qualified or (ii) to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

                  (j) The Issuers shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Exchange Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

                  (k)

                           (i)      Upon the occurrence of any event
                  contemplated by subsections (c)(ii) through (v) above, the Issuers shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof and the Shelf Registration Statement provided for in
                  Section 3(b) hereof shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date when the Initial Purchasers, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4; or

                           (ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of Quintiles, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, Quintiles shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any registrable Securities pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 4(h) hereof, or until it is advised in writing by Quintiles that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

         Notwithstanding this Section 4(k), in no event shall the Issuers be required to maintain the effectiveness of any Exchange Offer Registration Statement or Shelf Registration Statement beyond the second anniversary of the original Issue Date of the Securities, except as set forth in Section 3(b)(ii). As soon as practicable following receipt of notice from the Issuers in accordance with Sections 4(c) or
         (k) hereof, as the case maybe, each Holder and Exchanging Dealer agrees to suspend use of the Prospectus until such Holder and Exchanging Dealer receives copies of the amended or supplemented Prospectus or until it receives written notice from the Issuers that the use of the applicable Prospectus may be resumed.

                  (l) Not later than the effective date of any Registration Statement, the Issuers shall provide a CUSIP number for the Securities or the Exchange Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form eligible for deposit with The Depository Trust Company.

                  (m) The Issuers shall comply with all applicable rules and regulations of the Commission and make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

                  (n) The Issuers shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

                  (o) The Issuers may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such Securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement. The Issuers may exclude from such Shelf Registration Statement the Securities or Exchange Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request and the failure to include such Securities or Exchange Securities of any such Holder shall not be deemed to be a default hereunder. Each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder, regarding such Holder, not materially misleading.

                  (p) In the case of any Shelf Registration Statement, the Issuers shall enter into such and take all other appropriate actions (including, if requested by Holders representing 10% of the aggregate principal amount of Securities covered by such Shelf Registration Statement, an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities or Exchange Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section
         6).

                  (q) In the case of any Shelf Registration Statement, the Issuers shall:

                           (i) upon written request and reasonable advance notice, make reasonably available for inspection by the Holders of Securities or Exchange Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of each Issuer during normal business hours at the offices where such information is typically kept;

                           (ii) upon written request and reasonable advance notice, cause the officers, directors and employees of each Issuer to supply all relevant information reasonably requested by the Holders or any such underwriter or attorney in connection with any such Shelf Registration Statement (each an "Inspector") as is customary for similar due diligence examinations during normal business hours at the offices where such information is typically kept; provided, however, that each Inspector shall agree in writing that any confidential information referred to in Section 4(q)(i) above or this
                  Section 4(q)(ii) shall be kept confidential by such Inspector, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party (other than an Affiliate of such Inspector) without an accompanying obligation of confidentiality; provided, further, that prior written notice shall be provided as soon as practicable to the applicable Issuer of the potential disclosure of any information in connection with a court proceeding or required by law to permit such Issuer to obtain a protective order or take such other action to prevent disclosure of such information;

                           (iii) make such representations and warranties to the Holders of Securities or Exchange Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement as may be reasonably requested;

                           (iv) obtain opinions of counsel to the Issuers (which may be the Issuers' internal counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder (if then customary in underwritten offerings) and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Quintiles (and, if necessary, any other independent certified public accountants of any Issuer or any subsidiary of any Issuer or of any business acquired by any Issuer for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                           (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(l) and with any customary conditions contained in the underwriting agreement or other customary agreement entered into by the Issuers.

         The actions set forth in clauses (iii), (iv), (v) and (vi) of this
         Section 4(q) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (r) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to Quintiles (or to such other Person as directed by Quintiles) in exchange for the Exchange Securities, Quintiles shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

                  (s) The Issuers will use their respective reasonable best efforts if the Securities have been rated prior to the initial sale of such Securities pursuant to the Purchase Agreement, to confirm such ratings will apply to the Securities or the Exchange Securities, as the case may be, covered by an Exchange Offer Registration Statement.

                  (t) In the event that any Broker-Dealer shall underwrite any Securities or Exchange Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "Conduct Rules")) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers shall assist such Broker-Dealer in complying with the requirements of such Conduct Rules, including, without limitation, by:

                           (i) if such Conduct Rules shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities or Exchange Securities;

                           (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and

                           (iii)    providing such information to such
                  Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Conduct Rules.

                  (u) The Issuers shall cooperate with the Holders participating in the disposition of the Securities and one counsel acting on behalf of all such Holders in connection with the filings, if any, required to be made with the NASD.

                  (v) The Issuers shall use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

                  5. Registration Expenses. The Issuers shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof, and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of such one firm or counsel acting in connection therewith. Each Holder shall pay all commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Securities.

                  6. Indemnification and Contribution. (a) The Issuers jointly and severally agree to indemnify and hold harmless each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and jointly and severally agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any Issuer by or on behalf of any such Holder relating to such Holder specifically for inclusion therein.

                  Each Issuer also jointly and severally agrees to indemnify or contribute as provided in Section 6(d) (below) to Losses of each underwriter of Securities or Exchange Securities, as the case may be, registered under a Shelf Registration Statement, its directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

                  (b) Each Holder of Securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless each of the Issuers, each of their respective directors, officers or agents and each Person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only in reliance upon and conformity with written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm of separate counsel (in addition to one local counsel firm), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances, be liable for the fees and expenses of only one firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault or culpability or failure to act by or on behalf of any indemnified party.

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or Exchange Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security or, in the case of an Exchange Security, applicable to the Security that was exchangeable into such Exchange Security, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. The relative benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of any Issuer who shall have signed the Registration Statement and each director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the officers, directors or controlling Persons referred to in this Section 6, and will survive the sale by a Holder of Securities covered by a Registration Statement.

                  7. Underwritten Registrations. (a) If any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriter(s) shall be selected by the Majority Holders and shall be reasonably satisfactory to Quintiles.

                  (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Securities or Exchange Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  8. No Inconsistent Agreements. No Issuer has, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (i) the Issuers and (ii) the Majority Holders; provided that, with respect to any matter that directly or indirectly affects any rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration Statement.

                  10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this
         Section 10, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Citigroup Global Markets Inc.;

                  (b) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

                  (c) if to the Issuers, initially at their address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given at the time delivered personally, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a nationally recognized air courier guaranteeing overnight delivery.

                  The Initial Purchasers or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  11. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent, by the Issuers and subsequent Holders of Securities and Exchange Securities. The Issuers hereby agree to extend the benefits of this Agreement to any Holder of Securities or Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Securities or Exchange Securities in violation of the terms of the Indenture or Purchase Agreement.

                  12. Counterparts. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

                  13. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  15. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted with respect to the Securities and Exchange Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  17. Securities Held by the Issuers, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by any Issuer or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  18. Submission to Jurisdiction. By the execution and delivery of this Agreement, each Issuer submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement or brought under federal or state securities laws. By receiving the rights and benefits under this Agreement, each Holder also submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement or brought under federal or state securities laws.

                            [Signature Page Follows]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among each Issuer and the several Initial Purchasers.

                                                   Very truly yours,

                                                   QUINTILES TRANSNATIONAL CORP.

                                                   By: _________________________
                                                       John S. Russell
                                                       Executive Vice President

                                    BENEFIT HOLDING, INC.
                                    BENEFIT TRANSNATIONAL HOLDING CORP.
                                    BIOGLAN PHARMACEUTICALS COMPANY
                                    INNOVEX (NORTH AMERICA) INC.
                                    INNOVEX AMERICA HOLDING COMPANY
                                    INNOVEX MERGER CORP.
                                    MEDCOM, INC.
                                    PHARMABIO DEVELOPMENT, INC.
                                    PHARMA INFORMATICS, INC.
                                    PMSI DATABASE SERVICES, INC.
                                    PMSI FINANCE LIMITED
                                    PMSI HOLDINGS LIMITED
                                    PMSI SCOTT-LEVIN, INC.
                                    Q.E.D COMMUNICATIONS, INC.
                                    QFINANCE, INC.
                                    QUINTILES ASIA, INC.
                                    QUINTILES CLINICAL SUPPLIES AMERICAS, INC.
                                    QUINTILES FEDERATED SERVICES, INC.
                                    QUINTILES, INC.
                                    QUINTILES INFORMATICS, INC.
                                    QUINTILES LABORATORIES LIMITED
                                    QUINTILES LATIN AMERICA, INC.
                                    QUINTILES PACIFIC, INC.
                                    QUINTILES PHASE ONE SERVICES, INC.
                                    QUINTILES SCOTT-LEVIN, INC.
                                    QUINTILES TECHNOLOGIES, INC.
                                    SOURCE INFORMATICS EUROPEAN FINANCE, INC.
                                    SOURCE INFORMATICS EUROPEAN HOLDINGS, INC.
                                    THE LEWIN GROUP, INC.

                                    By:_________________________________________
                                       John S. Russell
                                       President

                                    INNOVEX, L.P.

                                    INNOVEX AMERICAN HOLDING COMPANY,
                                    as General Partner

                                    By:  _______________________________
                                         John S. Russell
                                         President

                                    MSM GROUP LIMITED PARTNERSHIP,
                                    as Limited Partner

                                       QUINTILES PACIFIC, INC.,
                                       as General Partner

                                    By: _______________________
                                        John S. Russell
                                        President

                                    INNOVEX (NORTH AMERICA) INC.,
                                    as Limited Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    INNOVEX NEVADA LIMITED PARTNERSHIP

                                    QUINTILES PACIFIC, INC.,
                                    as General Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    INNOVEX (NORTH AMERICA) INC.,
                                    as Limited Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    INNOVEX SUPPORT SERVICES LIMITED
                                    PARTNERSHIP

                                    INNOVEX AMERICA HOLDING COMPANY,
                                    as General Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    INNOVEX NEVADA LIMITED PARTNERSHIP,
                                    as Limited Partner

                                       QUINTILES PACIFIC, INC.
                                       as General Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    INNOVEX (NORTH AMERICA) INC.,
                                    as Limited Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    MSM GROUP LIMITED PARTNERSHIP

                                    QUINTILES PACIFIC, INC.,
                                    as General Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    INNOVEX (NORTH AMERICA) INC.,
                                    as Limited Partner

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    QUINTILES TRANSFER, L.L.C.

                                    QUINTILES PACIFIC, INC.,
                                    as sole Member

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    SOURCE INFORMATICS EUROPEAN
                                    HOLDINGS, LLC

                                    SOURCE INFORMATICS EUROPEAN
                                    HOLDINGS, INC.,
                                    as sole Member

                                    By: _______________________________
                                        John S. Russell
                                        President

                                    QUINTILES AUSTRIAN HOLDINGS, LLC

                                    Quintiles Transnational Corp.
                                    as sole Member

                                    By: _______________________________
                                        John S. Russell
                                        Executive Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Citigroup Global Markets Inc.

By: ________________________________
    Name:
    Title:

For itself and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                                                      SCHEDULE I

Initial Purchasers:

Citigroup Global Markets Inc.
ABN AMRO Incorporated
Banc One Capital Markets, Inc.

                                    Sch. I-1

                                                                         ANNEX A

                  Each Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, they will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

                  Each Broker-Dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C

                              Plan of Distribution

                  Each Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until ___________, 200__, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

                  The Issuers will not receive any proceeds from any sale of Exchange Securities by Broker-Dealers. Exchange Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Securities. Any Broker-Dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                  For a period of 90 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the letter of transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

                                                                         ANNEX D

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:             _________________________________________
         Address:          _________________________________________
                           _________________________________________

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Securities. If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                                       D-1